EXHIBIT 2.14

                       PLAN OF LIQUIDATION AND DISSOLUTION

     This Plan of Liquidation and Dissolution (this "Plan"), is entered into as of July 18, 2002, by and among AFG Leasing IV Incorporated, a Massachusetts corporation ("AFG IV"), both in its individual capacity and as the general partner, and on behalf, of American Income Partners V-A Limited Partnership, American Income Partners V-B Limited Partnership, American Income Partners V-C Limited Partnership and American Income Partners V-D Limited Partnership (together, the "AIP Partnerships"), AFG Leasing VI Incorporated, a Massachusetts corporation ("AFG VI"), both in its individual capacity and as the general partner, and on behalf, of American Income Fund I-A, a Massachusetts Limited Partnership, American Income Fund I-B, a Massachusetts Limited Partnership, American Income Fund I-C, a Massachusetts Limited Partnership, American Income Fund I-D, a Massachusetts Limited Partnership and American Income Fund I-E, a Massachusetts Limited Partnership (collectively, the "AIF Partnerships"), AFG Aircraft Management Corporation, a Massachusetts corporation ("AFG AMC", and, together with AFG IV and AFG VI, hereinafter collectively referred to as the "General Partners"), both in its individual capacity and as the general partner, and on behalf, of AIRFUND International Limited Partnership and AIRFUND II International Limited Partnership (together, the "Airfund Partnerships," and hereinafter, together with the AIP Partnerships and the AIF Partnerships, collectively referred to as the "Partnerships").

                                 R E C I T A L S
                                 - - - - - - - -

WHEREAS, the Partnerships are nominal defendants in a class action lawsuit in the United States District Court for the Southern District of Florida (the "Court") captioned Leonard Rosenblum, et al. v. Equis Financial Group Limited Partnership, et al. (Civ. 98-8030) (the "Litigation"); and

     WHEREAS, the Court approved a Revised Stipulation of Settlement of the litigation, a copy of which is attached hereto as Exhibit A (as amended, the
                                                      ------- -
"Settlement Stipulation"), pursuant to a Final Judgment and Order entered onto the docket on June 18, 2002, a copy of which is attached hereto as Exhibit B (as
                                                                   ------- -
amended,  the  "Order");  and

WHEREAS, pursuant to the terms of the Order, the Partnerships have agreed to dissolve and commence liquidation of their remaining assets on or before July 18, 2002, the date that is thirty days following the first date on which the Order becomes final, binding and non-appealable (the "Effective Date"); and

     WHEREAS, the Settlement Stipulation and Order contemplate that upon dissolution, the General Partners shall (i) cancel each Partnership's Certificate of Limited Partnership; (ii) apply and distribute all cash and proceeds in accordance with the provisions set forth in their respective limited partnership agreements and further distributions noted below; (iii) after allocating reasonable estimates of cash amounts to be used for contingent or existing liabilities, liquidate each Partnership's assets; (iv) place all cash other than the cash reserves referred to in (ii) above and any assets that could not be sold for cash prior to dissolution in a liquidating trust for the benefit of the unitholders of each of the Partnerships (the "Unitholders") with a nationally recognized financial institution as its trustee (each, a "Liquidating Trust"); (v) distribute all of the net cash proceeds from the sale of assets of each Liquidating Trust and cash, less reserves for any contingent liabilities, to the beneficiaries of each Liquidating Trust no later than December 31, 2003; and (vi) undertake certain other transactions, all as more fully described in the Settlement Stipulation and the Order; and

     WHEREAS, in furtherance of the liquidation and dissolution of the Partnerships as described herein, the General Partners have negotiated the appointment of Wilmington Trust FSB as the trustee of each Liquidating Trust (the "Trustee"), each substantially pursuant to the terms of a Liquidating Trust Agreement, a form of which is attached hereto as Exhibit C; and
                                                          -------  -

WHEREAS, in furtherance of the liquidation and dissolution of the Partnerships as described herein, the General Partners have adopted and approved this Plan;

NOW  THEREFORE,  the  General  Partners authorize the following on behalf of the
Partnerships:

1. Each of the Partnerships shall enter into, execute and deliver a Liquidating Trust Agreement with the Trustee.

2. Upon dissolution, pursuant to Section 10 of Chapter 109 of the Massachusetts General Laws, the General Partner of each Partnership shall cause it to file with the Secretary of State of The Commonwealth of Massachusetts, a Certificate of Cancellation, a form of which is attached hereto as Exhibit D and
                                                                   ------- -
cancels  the  Partnership's  Limited  Partnership  Certificate.

3. The Partnerships shall, after having set aside cash funds that the General Partners have determined sufficient for the satisfaction of any contingent or existing obligations or the payment of any fees or expenses with respect to any Partnership (the "Cash Reserves") and reserving cash to be transferred to each Liquidating Trust for estimated fees, expenses and contingent liabilities of each Liquidating Trust (the "Retained Assets"), in accordance with each Partnership's limited partnership agreement and the terms of the Settlement Stipulation, distribute all available cash to each respective Partnership's Unitholders.

4. American Income Partners V-A Limited Partnership, American Income Partners V-B Limited Partnership, American Income Fund I-C, a Massachusetts limited partnership, American Income Fund I-D, a Massachusetts limited partnership and American Income Fund I-E, a Massachusetts limited partnership shall each transfer to the Trustee on behalf of such Partnership's respective Liquidating Trust, all its right, title and interest: (i) as indirect payee in and to promissory notes issued indirectly by Semele Group Inc. on April 30, 1997 (the "Semele Notes"), if the Semele Notes have not previously been sold or repaid, in accordance with the terms of the Order, on or prior to the Effective Date and (ii) as indirect stockholder in and to 177,730 shares of common stock of Semele Group, Inc. (the "Semele Stock"), each of which were issued as partial consideration paid to such Partnerships for the purchase of three vessels formerly owned by subsidiaries of such Partnerships.

5. Each of the Partnerships shall assign all of its right, title and interest (i) as lender in and to promissory notes issued by Echelon Residential Holdings LLC as of March 8, 2000, as amended, together with the right to receive any accrued but unpaid interest relating thereto (the "Echelon Notes") and (ii) in and to that certain Pledge Agreement (Partnerships) dated as of March 8, 2000 relating to the Echelon Notes (the "Pledge Agreement"). The Partnerships acknowledge that from and after the Effective Date, the Trustee shall be the Agent (as such term is defined in the Pledge Agreement).

6. Without limiting the foregoing, the Partnerships shall enter into, execute and deliver to the Trustee a Bill of Sale, Assignment, Acceptance and Assumption Agreement, a form of which is attached hereto as Exhibit E, which,
                                                               ------- -
together with related transfer instruments, shall transfer and assign to the Trustee, on behalf of each Liquidating Trust, all right, title, interest in and to, and obligations related to, all assets, including, but not limited to, the Partnership's cash and/or cash equivalents, the Cash Reserves, the Retained Assets, the Semele Notes, the Semele Stock and the Echelon Notes, held by each of each of the Partnerships that have not been, as of the Effective Date, distributed as provided in the Order. Such assets shall be reserved, liquidated or distributed by the Trustee in accordance with the terms of each Liquidating Trust.

7. The General Partners shall take any and all other actions deemed required, necessary or desirable to complete the liquidation and dissolution of the Partnerships, including but not limited to, the execution and delivery of any and all agreements, certificates, instruments or other documents.

            [The remainder of this page is left intentionally blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first set forth above.

AFG  LEASING  IV  INCORPORATED          AFG  LEASING  VI  INCORPORATED


By:     /s/  Wayne  E.  Engle          By:  /s/  Wayne  E.  Engle
    -------------------------               ---------------------
     Wayne  E.  Engle,  Vice  President     Wayne  E.  Engle,  Vice  President


AFG  AIRCRAFT  MANAGEMENT  CORPORATION


By:  /s/  Wayne  E.  Engle
     ---------------------
     Wayne  E.  Engle,  Vice  President


AMERICAN  INCOME  PARTNERS  V-A  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-B  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-C  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-D  LIMITED  PARTNERSHIP
By:     AFG  Leasing  IV  Incorporated,  General  Partner

     By:  /s/  Wayne  E.  Engle
          ---------------------
          Wayne  E.  Engle,  Vice  President

AMERICAN  INCOME  FUND  I-A,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-B,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-C,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-D,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-E,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
By:     AFG  Leasing  VI  Incorporated,  General  Partner

     By:  /s/  Wayne  E.  Engle
          ---------------------
          Wayne  E.  Engle,  Vice  President

AIRFUND  INTERNATIONAL  LIMITED  PARTNERSHIP
AIRFUND  II  INTERNATIONAL  LIMITED  PARTNERSHIP
By:     AFG  Aircraft  Management  Corporation,  General  Partner

     By:  /s/  Wayne  E.  Engle
          ---------------------
          Wayne  E.  Engle,  Vice  President

                                    EXHIBIT A

                       [REVISED STIPULATION OF SETTLEMENT]

                                    EXHIBIT B

                           [FINAL JUDGMENT AND ORDER]

                                    EXHIBIT C

                          [LIQUIDATING TRUST AGREEMENT]

                                    EXHIBIT D

                          [CERTIFICATE OF CANCELLATION]

                                    EXHIBIT E

                      [ASSIGNMENT AND ASSUMPTION AGREEMENT]



                                    EXHIBIT E
                                    ---------

                                                                       EXHIBIT E
          BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT
     This BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT, made, executed and entered into as of July 18, 2002, by and among American Income
Partners  V-A  Limited  Partnership,  American  Income  Partners  V-B  Limited
Partnership,  American  Income  Partners  V-C  Limited  Partnership and American
Income Partners V-D Limited Partnership, American Income Fund I-A, a Massachusetts Limited Partnership, American Income Fund I-B, a Massachusetts Limited Partnership, American Income Fund I-C, a Massachusetts Limited Partnership, American Income Fund I-D, a Massachusetts Limited Partnership and American Income Fund I-E, a Massachusetts Limited Partnership, AIRFUND International Limited Partnership and AIRFUND II International Limited Partnership (each an "Assignor" and, together, the "Assignors"), and Wilmington
                       --------                      ---------
Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as trustee (the "Trustee") of each of the American Income Partners
                               -------
V-A Limited Partnership Liquidating Trust, the American Income Partners V-B Limited Partnership Liquidating Trust, the American Income Partners V-C Limited Partnership Liquidating Trust, the American Income Partners V-D Limited
Partnership Liquidating Trust, the American Income Fund I-A, a Massachusetts Limited Partnership, Liquidating Trust, the American Income Fund I-B, a Massachusetts Limited Partnership, Liquidating Trust, the American Income Fund I-C, a Massachusetts Limited Partnership, Liquidating Trust, the American Income Fund I-D, a Massachusetts Limited Partnership, Liquidating Trust and the American Income Fund I-E, a Massachusetts Limited Partnership, Liquidating Trust, the AIRFUND International Limited Partnership Liquidating Trust and the AIRFUND II International Limited Partnership Liquidating Trust (each a "Liquidating Trust" and together, the "Liquidating Trusts").
         ----------                         -------------------
                                    RECITALS
                                    --------
     WHEREAS, the Trustee and each the Assignors are parties to Liquidating Trust Agreements dated as of the date hereof, pursuant to which each of the Assignors has created a Liquidating Trust and engaged the Trustee as trustee to administer the Liquidating Trust (the "Agreements") pursuant to the terms of a
                                         ----------
Revised Stipulation of Settlement, entered into by the Assignors and certain plaintiffs in settlement of a lawsuit, that was approved pursuant to a Final Judgment and Order entered on the court's docket on June 18, 2002; and
     WHEREAS, the Agreements contemplate that each of the Assignors will place, as of the date hereof and in accordance with a Plan of Liquidation adopted by the Assignors as of the date hereof, all of its undistributed assets, including but not limited to, cash, equipment and securities, along with certain Cash
Reserves (as defined in the Revised Stipulation of Settlement) subject to disbursement for the Assignor's contingent liabilities and cash designated as reserves for the Liquidating Trust's contingent liabilities, into the Liquidating Trust established to receive said assets and reserves of each Assignor; and
WHEREAS, the Trustee and each of the Assignors now desire to carry out the intent and purpose of the Agreements by the execution and delivery to the Trustee by each Assignor of this instrument evidencing the conveyance, assignment, transfer, sale and delivery to the Trustee of the Transferred Assets (as hereinafter defined) and the acceptance by the Trustee of the Assumed Obligations (as hereinafter defined);
     NOW, THEREFORE, in consideration of the foregoing premises and for $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

     ASSIGNMENT
     ----------
     Each  of  the  Assignors  does  hereby  convey,  assign, transfer, sell and deliver unto the Trustee and its successors and assigns, forever, for the benefit of each Assignor's Liquidating Trust, all of each such Assignor's right, title and interest in, to and under all of the assets of each of the Assignors as set forth and more fully described by category of asset and more fully enumerated by Assignor on Exhibit A, hereto, including, without limitation any
                            ------- -
accounts receivable, limited partnership interests, beneficial interests, rights in litigation, security interests, contract rights or agreements, rights to payment or distributions or similar rights that each Assignor may possess in same (together, the "Transferred Assets").
                        -------------------
     ACCEPTANCE  AND  ASSUMPTION
     ---------------------------
     The  Trustee  accepts  the  foregoing  conveyance, assignment, transfer and delivery of the Transferred Assets and agrees to assume all liabilities and obligations relating to the Transferred Assets to the extent specifically set forth in the Agreements (the "Assumed Obligations").
                                   --------------------
     TO HAVE AND TO HOLD the Transferred Assets and the Assumed Obligations unto the Trustee, its successors and assigns, FOREVER, for the benefit of each Assignor's Liquidating Trust.
Each Assignor hereby constitutes and appoints the Trustee and its successors and assigns as its true and lawful attorneys in fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of each Assignor but on behalf of and for the benefit of the Trustee and its successors and assigns, to demand and receive any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Assignor or otherwise, for the benefit of the Trustee or its successors and assigns, proceedings at law, in equity, or otherwise, which the Trustee or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any portion of the Transferred Assets and to do all acts and things in relation to the assets which the Trustee or its successors or assigns reasonably deem desirable. This instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Assignors and the Trustee. This instrument shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law.
            [The remainder of this page is left intentionally blank.]

B583425.2
     IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale, Assignment, Acceptance and Assumption Agreement under seal on the date first above written.
ASSIGNORS

AMERICAN  INCOME  PARTNERS  V-A  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-B  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-C  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-D  LIMITED  PARTNERSHIP
By:     AFG  Leasing  IV  Incorporated,  General  Partner

     By:  _________________________________
          Wayne  E.  Engle,  Vice  President


AMERICAN  INCOME  FUND  I-A,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-B,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-C,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-D,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-E,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
By:     AFG  Leasing  VI  Incorporated,  General  Partner

     By:  _________________________________
          Wayne  E.  Engle,  Vice  President


AIRFUND  INTERNATIONAL  LIMITED  PARTNERSHIP
AIRFUND  II  INTERNATIONAL  LIMITED  PARTNERSHIP
By:     AFG  Aircraft  Management  Corporation,  General  Partner

     By:  _________________________________
          Wayne  E.  Engle,  Vice  President


TRUSTEE

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of each of the Liquidating Trusts


By:  ________________________________
Its:  ________________________________

THE  COMMONWEALTH  OF  MASSACHUSETTS  )
     )ss.
COUNTY  OF  SUFFOLK     )
     On this 19th day of July 2002 before me, a Notary Public in and for the foregoing jurisdiction, personally appeared Wayne E. Engle, known to me the Vice President of AFG Leasing IV Incorporated (the "Corporation"), who acknowledged to me that he executed the foregoing Bill of Sale, Assignment, Acceptance and Assumption Agreement in said capacity and on behalf of the Corporation as General Partner, that his execution was duly authorized and approved by the Corporation, and that it was the free act and deed of the Corporation.

     __________________________________
     Notary  Public
     My  Commission  Expires:______________


THE  COMMONWEALTH  OF  MASSACHUSETTS  )
     )ss.
COUNTY  OF  SUFFOLK     )
     On this 19th day of July 2002 before me, a Notary Public in and for the foregoing jurisdiction, personally appeared Wayne E. Engle, known to me the Vice President of AFG Leasing VI Incorporated (the "Corporation"), who acknowledged to me that he executed the foregoing Bill of Sale, Assignment, Acceptance and Assumption Agreement in said capacity and on behalf of the Corporation as General Partner, that his execution was duly authorized and approved by the Corporation, and that it was the free act and deed of the Corporation.

     __________________________________
     Notary  Public
     My  Commission  Expires:______________


THE  COMMONWEALTH  OF  MASSACHUSETTS  )
     )ss.
COUNTY  OF  SUFFOLK     )
     On this 19th day of July 2002 before me, a Notary Public in and for the foregoing jurisdiction, personally appeared Wayne E. Engle, known to me the Vice President of AFG Aircraft Management Corporation (the "Corporation"), who acknowledged to me that he executed the foregoing Bill of Sale, Assignment, Acceptance and Assumption Agreement in said capacity and on behalf of the Corporation as General Partner, that his execution was duly authorized and approved by the Corporation, and that it was the free act and deed of the Corporation.
     __________________________________
     Notary  Public
     My  Commission  Expires:______________

                                    EXHIBIT A

                               TRANSFERRED ASSETS
                               ------------------

       Described by Category of Asset and on an Assignor by Assignor Basis
       -------------------------------------------------------------------


I.     ACCOUNTS  RECEIVABLE:

(see  the  accounts  receivable  schedule  attached  hereto)

II.     BENEFICIAL  INTERESTS:

     A. Beneficial Interests in a trust, relating to, inter alia, a McDonnell Douglas MD-82 aircraft bearing MSN 49151, pursuant to a Trust
Agreement dated as of September 12, 2001, as amended, by and among Investor Asset Holding Corp., as Owner Trustee and the following Assignors as Owner Participants in the percentages set forth below:

American  Income  Fund  I-C:     11.872%
---------------------------
American  Income  Fund  I-D:     14.391%
---------------------------
American  Income  Fund  I-E:     9.714%
---------------------------
Airfund  International:          49.17%
----------------------
Airfund  II  International:     14.853%
--------------------------

     B. Beneficial Interests in a trust, relating to, inter alia, a Boeing 737-2H4 aircraft bearing serial number 21722, pursuant to a Trust Agreement dated as of December 30, 1991, as amended, by and among Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank of Utah, National Association), as Owner Trustee and the following Assignors as Owner Participants in the percentages set forth below:

American  Income  Fund  I-C:     14.35%
---------------------------
American  Income  Fund  I-D:     17.39%
---------------------------
American  Income  Fund  I-E:     11.74%
---------------------------
Airfund  International:          43.41%
----------------------
Airfund  II  International:     13.11%
--------------------------

     C. Beneficial Interests in a trust, relating to, inter alia, a Boeing 737-200A aircraft bearing MSN 21721 pursuant to a Trust Agreement dated as of December 30, 1991, as amended, by and among Wells Fargo Bank Northwest, National Association, as Owner Trustee and the following Assignors as Owner Participants in the percentages set forth below:

American  Income  Fund  I-C:     14.35%
---------------------------
American  Income  Fund  I-D:     17.39%
---------------------------
American  Income  Fund  I-E:     11.74%
---------------------------
Airfund  International:          43.41%
----------------------
Airfund  II  International:      13.11%
--------------------------

     D. Beneficial Interests in a trust, relating to certain equipment pursuant to a certain Trust Agreement dated as of December 13, 1989, as amended, by and among Wells Fargo Bank Northwest, National Association and Investors Asset Holding Corp., as Trustees and the following Assignors as Owner Participants in the percentages set forth below:

American  Income  Partners  V-A:            14.93333%
-------------------------------
American  Income  Partners  V-B:            40.00000%
-------------------------------
American  Income  Partners  V-C:             4.00000%
-------------------------------
American  Income  Fund  I-A:                 7.73331%
---------------------------
Airfund  II  International:                 33.33336%
--------------------------

III. LIMITED PARTNERSHIP INTERESTS IN THE HOLDERS OF SEMELE GROUP, INC. NOTES AND COMMON STOCK:

     A. Limited partnership interests in AFG Hato Arrow Limited Partnership, a Massachusetts limited partnership, held by the following Assignors in the following percentages:

American  Income  Fund  I-E:     67.00%
---------------------------

     B. Limited partnership interests in AFG Dove Arrow Limited Partnership, a Massachusetts limited partnership, held by the following Assignors in the following percentages:

American  Income  Fund  I-C:     33.85%
---------------------------
American  Income  Fund  I-D:     66.15%
---------------------------

     C. Limited partnership interests in AIP/Larkfield Limited Partnership, a Massachusetts limited partnership, held by the following Assignors in the following percentages:

American  Income  Partners  V-A:     46.4646%
-------------------------------
American  Income  Partners  V-B:     53.5354%
-------------------------------

IV.     RIGHTS  IN  LITIGATION:

     A.     The  rights  of American Income Fund I-E as a plaintiff in an action
                            ------------------------
filed in December 1998 against General Motors Corporation in the Superior Court for The Commonwealth of Massachusetts relating to a Master Lease Agreement No. 9108MIG433 and Rental Schedules B-4, B-5, B-8 and B-14.

V.     ECHELON  NOTES  AND  PLEDGE  AGREEMENT:

     A. The rights of the following Assignors in certain promissory notes dated March 8, 2000, as amended, made by Echelon Residential Holdings LLC in favor of the Assignors, as lenders, having principal amounts set forth opposite each Assignor's name, together with any accrued but unpaid interest:

American  Income  Partners  V-A:          $2,160,000
-------------------------------
American  Income  Partners  V-B:          $5,700,000
-------------------------------
American  Income  Partners  V-C:          $2,390,000
-------------------------------
American  Income  Partners  V-D:          $2,730,000
-------------------------------
American  Income  Fund  I-A:              $1,650,000
---------------------------
American  Income  Fund  I-B:              $1,310,000
---------------------------
American  Income  Fund  I-C:              $2,780,000
---------------------------
American  Income  Fund  I-D:              $3,050,000
---------------------------
American  Income  Fund  I-E:              $4,790,000
---------------------------
Airfund  International:                   $1,800,000
----------------------
Airfund  II  International:               $3,640,000
--------------------------

     B. The rights of the foregoing Assignors in that certain Pledge Agreement, dated March 8, 2000, by and among the Assignors and Holdings relating to the pledge of all of the membership interests in Echelon Residential LLC by Holdings as security for the payment of the Notes.

VI.     CONTRACT  RIGHTS,  RIGHTS  TO  PAYMENT:

     A.     All right, title and interest of American Income Partners V-A in and
                                             ----------------------------
to that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     B.     (1)     All  right,  title  and interest of American Income Partners
                                                        ------------------------
V-C in and to that certain Purchase and Sale Agreement dated as of April 1, 2002
  -
by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

          (2)     All  right,  title  and  interest  and  rights  to  payment of
American  Income  Partners  V-C  relating  to:  (a)  that certain Renewal Rental
       ------------------------
Schedule No. A-15RN3 dated as of June 1, 2002 to Master Equipment Lease Agreement No. 8607TXG245 dated as of July 15, 1986 and (b) that certain Renewal Rental Schedule No. A-16RN3 dated as of June 1, 2002 to Master Equipment Lease Agreement No. 8607TXG245 dated as of July 15, 1986.

     C.     All right, title and interest of American Income Partners V-D in and
                                             ----------------------------
to that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     D.     All  right, title and interest of American Income Fund I-A in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April l, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     E.     All  right, title and interest of American Income Fund I-B in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April l, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     F.     All  right, title and interest of American Income Fund I-C in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     G.     All  right, title and interest of American Income Fund I-D in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     H.     All  right, title and interest of American Income Fund I-E in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.